UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2004

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, IA		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

FBL Financial Group, Inc. on September 30, 2004 announced the pending change of its principal operating officer of its managed property casualty insurance operations.

John E. Tatum, Executive Vice President – Property Casualty Companies, has announced his intention to retire effective March 1, 2005. The retirement will be presented to the board of directors at its November 5, 2004 meeting. It is anticipated that Mr. Tatum will continue as Senior Vice President from that point until his retirement date.

Bruce A. Trost, 48, has joined the Company effective October 1, and is expected to fully assume Mr. Tatum’s titles and roles after the November meeting of the board of directors. Mr. Trost has been Executive Vice President and CEO of Nodak Mutual Insurance Company, Fargo, ND, beginning in 2003, and was Vice President – Property Casualty Operations of the COUNTRY Companies, Bloomington, IL, from 1999 to 2003. He began working for COUNTRY in 1976, and from 1994 to 1999 he was Senior Vice President of United Farm Family Mutual Insurance Company, Indianapolis, IN.

The Company will file an additional Form 8-K to report the finalization of these matters after the Board of Directors’ November 5, 2004 meeting and to report the material terms of Mr. Trost’s employment agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc. (Registrant)

October 6, 2004	By:	William J. Oddy

Name: William J. Oddy
Title: Chief Executive Officer